VALIC COMPANY I

                             Articles Supplementary
                                as Authorized by
                      The Maryland General Corporation Law

     VALIC Company I, formerly known as North American Funds Variable Product Series Company I, a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby supplements, effective September 30, 2004, its Restated Articles of Incorporation dated December 31, 2001, as amended on June 30, 2003 ("Articles of Incorporation"), to increase the authorized capital stock of the Corporation in order to add three new funds. The Corporation is a registered open-end company under the Investment Company Act of 1940. The increase in the total number of shares of capital stock that the Corporation has authority to issue for the purpose of adding three new funds has been approved by the Board of Directors in accordance with section 2-105(c) of the Maryland General Corporation Law.

     ARTICLE IV, Section (1) of the Corporation's Articles of Incorporation currently reads as follows:

     (1) The total number of shares of stock which the Corporation has authority to issue is twenty-one billion (21,000,000,000) shares of capital stock of the par value of $0.01 each, and of the aggregate par value of two hundred ten million dollars ($210,000,000). These shares shall be issued in the following classes of common stock comprising up to one billion shares each and bearing the following designations, provided, however, that the Board of Directors may increase or decrease any such number of shares:

       Asset Allocation Fund                                 1,000,000,000
       Blue Chip Growth Fund                                   750,000,000
       Capital Conservation Fund                             1,000,000,000
       Core Equity Fund                                      1,000,000,000
       Government Securities                                 1,000,000,000
       Growth Fund                                             750,000,000
       Growth & Income Fund                                  1,000,000,000
       Health Sciences Fund                                    750,000,000
       Income & Growth Fund                                  1,000,000,000
       International Government Bond Fund                    1,000,000,000
       International Growth Fund                             1,000,000,000
       International Equities Fund                           1,000,000,000
       Large Cap Growth Fund                                 1,000,000,000
       Mid Cap Index Fund                                    1,000,000,000
       Money Market 1 Fund                                   1,000,000,000
       Nasdaq-100(R)Index Fund                               1,000,000,000
       Science & Technology Fund                             1,000,000,000
       Small Cap Fund                                        1,000,000,000
       Small Cap Index Fund                                  1,000,000,000
       Social Awareness Fund                                 1,000,000,000
       Stock Index Fund                                      1,000,000,000
       Value Fund                                              750,000,000

     The Board of Directors shall have the authority to classify or reclassify and issue authorized stock in such other classes as it may determine, each comprising such number of shares and having such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof, as may be fixed or determined from time to time by resolution or resolutions providing for the issuance of such stock. The Board of Directors may increase or decrease the number of shares of any class provided that it may not decrease the number of shares of any class below the number of shares thereof then outstanding.

     ARTICLE IV, Section (1) of the Corporation's Articles of Incorporation is amended to read as follows:

     (1) The total number of shares of stock which the Corporation has authority to issue is twenty-two billion five-hundred million (22,500,000,000) shares of capital stock of the par value of $0.01 each, and of the aggregate par value of two hundred twenty-five million dollars ($225,000,000). These shares shall be issued in the following classes of common stock comprising up to one billion shares each and bearing the following designations, provided, however, that the Board of Directors may increase or decrease any such number of shares:

       Asset Allocation Fund                                1,000,000,000
       Blue Chip Growth Fund                                  750,000,000
       Capital Conservation Fund                            1,000,000,000
       Core Equity Fund                                     1,000,000,000
       Government Securities                                1,000,000,000
       Growth & Income Fund                                 1,000,000,000
       Health Sciences Fund                                   750,000,000
       Income & Growth Fund                                 1,000,000,000
       Inflation Protected Fund                               750,000,000
       International Government Bond Fund                   1,000,000,000
       International Growth Fund                            1,000,000,000
       International Equities Fund                          1,000,000,000
       Large Cap Growth Fund                                1,000,000,000
       Large Capital Growth Fund                              750,000,000
       Mid Capital Growth Fund                                750,000,000
       Mid Cap Index Fund                                   1,000,000,000
       Money Market 1 Fund                                  1,000,000,000
       Nasdaq-100(R)Index Fund                              1,000,000,000
       Science & Technology Fund                            1,000,000,000
       Small Cap Fund                                       1,000,000,000
       Small Cap Index Fund                                 1,000,000,000
       Social Awareness Fund                                1,000,000,000
       Stock Index Fund                                     1,000,000,000
       Value Fund                                             750,000,000

     The Board of Directors shall have the authority to classify or reclassify and issue authorized stock in such other classes as it may determine, each comprising such number of shares and having such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof, as may be fixed or determined from time to time by resolution or resolutions providing for the issuance of such stock. The Board of Directors may increase or decrease the number of shares of any class provided that it may not decrease the number of shares of any class below the number of shares thereof then outstanding.

     IN WITNESS WHEREOF, VALIC Company I has caused this Articles Supplementary to be signed in its name and on its behalf by its Vice President on this 29th day of September, 2004. Under penalties of perjury, the matters and facts set forth herein are true in all material respects.


                                       VALIC COMPANY I

                                       Acknowledgement:



                                       By:/s/ Nori L. Gabert
                                          -----------------------------------
                                          Nori L. Gabert, Vice President


ATTEST:


By:/s/ Mark Matthes
   ---------------------------------------
   Mark Matthes, Assistant Secretary